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                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432


                                                                       EXHIBIT 5

                                November 17, 1999

EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201

Ladies and Gentlemen:

                  Re: Registration Statement on Form S-8 on Form S-3 under the Securities Act of 1933, covering the registration of 1,146,277 shares of common stock issued or reserved for issuance under EastGroup Properties, Inc. 1994 Management Incentive Plan, as amended, and EastGroup Properties, Inc. 1991 Directors Stock Option Plan, as amended (collectively, the "Plans")

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                  As your counsel we have examined the above-referenced
Registration Statement and we are familiar with the documents referred to therein, as well as your Charter, as amended, Bylaws, as amended, and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deemed necessary in order for us to render the opinion herein set forth.

                  We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by EastGroup Properties, Inc. in connection with the authorization, issuance and sale of the above described shares of common stock (the "Common Stock"). In our opinion the Common Stock issued or to be issued by EastGroup Properties, Inc. under and in accordance with the Plans will be, when issued and paid for pursuant to the Plans and the Registration Statement and the exhibits thereto, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as an exhibit to the Registration Statement and reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                           Very truly yours,



                                          /s/ Jaeckle Fleischmann & Mugel, LLP


                     Buffalo, New York - Rochester, New York

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